UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2017

PBF ENERGY INC.

PBF HOLDING COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On May 22, 2017, PBF Energy Inc. (together with its consolidated subsidiaries, the “Company”) issued a press release announcing that its indirect subsidiary, PBF Holding Company LLC (“PBF Holding”) and PBF Holding’s wholly-owned subsidiary, PBF Finance Corporation, as co-issuers, priced $725.0 million aggregate principal amount of 7.25% Senior Notes due 2025 (the “Notes Offering”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 8.01, including Exhibit 99.1, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes in the Notes Offering or any other securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2017

PBF Energy Inc.
(Registrant)

By:	/s/ Erik Young
Name:	Erik Young
Title:	Senior Vice President, Chief Financial Officer

Dated: May 22, 2017

PBF Holding Company LLC
(Registrant)

By:	/s/ Erik Young
Name:	Erik Young
Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 22, 2017.